CPM MEDICAL CONSULTANTS, LLC

AMENDMENT TO THE STOCKING AND SUBDISTRIBUTION AGREEMENT

This amendment to the stocking and subdistribution agreement ("Amendment"), dated as of November 1st, 2020 (" Effective Date") , is entered into by and between CPM Medical Consultants, LLC, a Texas Limited Liability Company having its principal place of business at 1565 N. Central Expressway, Suite 200, Richardson, TX 75080 ("Distributor" ), and Texas Overlord, LLC, a Texas series limited liability company having its principal place of business at 1565 N. Central Expressway, Suite 200, Richardson, TX 75080 ("Subdistributor'', and together with Distributor, the “Parties," and each, a "Party").

Whereas, both Parties agree to amend the agreement to based on our quarterly review, the compensation rate needs to be adjusted to $20,000.00.

Now therefore, the parties hereto agree that the Agreement is amended as follows:

1.	The amendment to the Agreement is amended to change the billing and commission rate
2.	Except as amended hereby, the Agreement remains in full force and effect as written.

In Witness Whereof, both parties have executed this Amendment effective as of the Effective Date.

CPM Medical Consultants, LLCTexas Overlord, LLC

/s/ Christopher C. Reeg  /s/ Mark W. Books

Name: Christopher C. ReegName: Mark W. Brooks

Title: Chief Executive OfficerTitle: Managing Member

Date: 4/22/21Date: 4/22/21